Exhibit 10

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Matthew D. Wilks, Executive Chairman and Director of ProFrac Holding Corp. (the “Company”), Lance Turner, Chief Financial Officer of the Company, and Robert J. Willette, Chief Legal Officer of the Company, with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13 and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned Schedules 13D and 13G in accordance with Sections 13(d) and 13(g) of the Exchange Act and the rules thereunder, including amendments thereto, Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and Form 144 in accordance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), in each case only to the extent each form or schedule relates to the undersigned’s beneficial ownership of securities of the Company or any of its subsidiaries;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D or 13G, Forms 3, 4, and 5 and Form 144, complete and execute any amendment or amendments thereto, and timely file such schedule or form with the SEC and any stock exchange or quotation system, self-regulatory association or any other authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including without limitation the execution and filing of a Form 4 with respect to a transaction which may be reported on a Form 5, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the discretion of such attorney-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s designated substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Sections 13 and 16 of the Exchange Act and the rules thereunder or Rule 144 of the Securities Act.

The undersigned agrees that the attorney-in-fact will rely entirely on information furnished in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to the attorney-in-fact for purposes of executing, acknowledging, delivering or filing a Form 3, Form 4, Form 5, Form 144, Schedule 13D or Schedule 13G (including any amendments, corrections, supplements or other changes thereto) with respect to the undersigned’s holdings of and transactions in securities issued by the Company, and agrees to reimburse the Company and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each foregoing attorney-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

By:	/s/ Farris C. Wilks
Name: Farris C. Wilks
Date: May 11, 2022

Signature Page to Power of Attorney